                                                                Exhibit (P)(2)

                                  CODE OF ETHICS
                                  --------------

     This Code of Ethics (the "Code") establishes rules of conduct for persons who are employed by HSBC Asset Management (Americas) Inc ("AMUS") and for all other persons associated with the HSBC Mutual Funds Trust and the HSBC Fund Trust (together, "Funds"). The Code governs their personal investment and other investment-related activities.

     The basic rule is very simple: put the client's interests first. Officers, Directors and employees owe a fiduciary duty to, among others, the Shareholders of the Funds and clients of AMUS, to conduct their personal Securities transactions in a manner which does not interfere with Fund portfolio transactions and portfolio transactions of AMUS's clients or otherwise take unfair advantage of their relationships with the Funds or clients of AMUS. Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions.

     Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general concepts, of course, and over the years the courts, the regulators and investment advisers issued interpretations and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

     No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds or clients of AMUS:

     . employ any device, scheme or artifice to defraud the Funds or clients of AMUS;

     . make to the Funds or clients of AMUS any untrue statement of a material fact or omit to the Funds or clients of AMUS a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

     . engage in any act, practice or course of business which would operate as a fraud or deceit upon the Funds or clients of AMUS;

     . engage in any manipulative practice with respect to the Funds or clients of AMUS;

     . trade while in possession of material non-public information for personal or HSBC Asset Management (Americas) Inc. investment accounts, or disclose such information to others in or outside HSBC Asset Management (Americas) Inc. who have no need for this information.

     It is a violation of federal securities laws to buy or sell securities while in possession of material non-public information and illegal to communicate such information to a third party who buys or sells.

     This Code is intended to assist persons associated with the Funds and employees of AMUS in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

     The Code is very important to the AMUS and its employees, the Funds and persons associated with the Funds. Violations not only cause embarrassment, loss of business, legal restrictions, fines and other punishments but for employees lead to demotion, suspension, firing, ejection from the securities business and very large fines.


I.   APPLICABILITY
     -------------

     (A)  The Code applies to each of the following:

          1. Any officer, director or Advisory Person (as defined below) of AMUS or the Funds.

          2. Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund or client of AMUS or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund or client of AMUS regarding the purchase or sale of Securities.

          3.   Any Covered Person (including all employees of AMUS).

          4. The Code shall not apply to any director, officer, general partner or person if such individual is required to comply with another organization's code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.

     (B)  Definitions

          1.   Access Persons. The persons described in items (A)1 and (A)2
               --------------
               above.

          2.   Advisory Client. Any client (including mutual funds, closed-end
               ---------------
               funds, and managed accounts) for which AMUS serves as an investment adviser, sub-adviser, renders investment advice, or makes investment decisions.

          3.   Close Period. Close Period' means the period from the relevant
               ------------
               financial year end (31 December) up to and including the time of announcement of the HSBC Holdings plc financial results, and the period from the relevant half-year end (30 June) up to and including the time of the announcement of the HSBC Holdings plc half-year financial results.

          4.   Company. This includes AMUS, and where applicable, the HSBC Group
               -------
               company(ies) for which you undertake business/duties.

          5.   Compliance Officer. The Compliance Officer identified in (A) 1
               ------------------
               above shall be Jason Rein.

          6.   Covered Person Account Includes all advisory, brokerage, trust or
               ----------------------
               other accounts or forms of direct beneficial ownership, as defined in Exhibit K, in which one or more employees of AMUS and/or one or more members of an employee's immediate family have an economic interest. Immediate family includes an employee's spouse and minor children living with the employee. As an exception, accounts in which one or more employees and/or their immediate family have an interest which are maintained with persons who have no affiliation with AMUS or Affiliates of AMUS, or the Funds or Affiliates of the Funds, and with respect to which no employee has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Covered Person Accounts. Evidence of such an exception must be documented in writing by the Compliance Officer in a form similar to the one appearing in Exhibit A below.

          7.   Covered Persons. Access Persons and employees of AMUS.
               ---------------

          8.   HSBC Group Securities. Any Securities (and related investments on
               ---------------------
               Securities) issued by any member of the HSBC Group, including those entities listed in Exhibit B, together with ADRs, Warrants, Options and other derivatives thereon.

          9.   Investment Personnel. (i) Any employee of AMUS (or of any company
               --------------------
               in a control relationship to AMUS) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Advisory Clients; or (ii) any natural person who controls Advisory Clients and who obtains information concerning recommendations made to Advisory Clients regarding the purchase or sale of securities by Advisory Clients.

          10.  Portfolio Managers. Access Persons who are principally
               ------------------
               responsible for investment decisions with respect to any Advisory Clients.

          11.  Research Analysts. Access Persons who are engaged in securities
               -----------------
               research and analysis for designated sectors or Advisory Clients but who are not particularly responsible for investment decisions with respect to any Funds or clients of AMUS.

          12.  Restricted Staff. Includes AMUS staff of Senior Executive status
               ----------------
               or above, together with their respective immediate support staff (e.g. secretaries and personal assistants).

          13.  Security. Any financial instrument treated as a security for
               --------
               investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements or shares of registered open-end investment companies.

II.  ARRANGEMENTS WITH BROKERS
     -------------------------

     (A) BEFORE Covered Persons commence dealing in any Security on behalf of a Covered Persons Account, all Covered Persons must set up a trading account with a broker of their choice and ensure that a letter is sent to the appropriate branch/office of the broker in the form set out in Exhibit C.

     (B) Covered Persons must ensure that AMUS Compliance is named as an interested party on statements and confirms and that duplicate confirmations and monthly account statements are sent directly to AMUS Compliance.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
     ---------------------------------------------

     (A)  BLACK OUT PERIOD

          1. If a purchase or sale order is pending or under active consideration for any Advisory Client, neither the same security nor any related Security may be bought or sold subject to the following conditions:

               a) Portfolio Managers are restricted from purchasing or selling a Security (or related Security) for period of seven calendar days before and after the Advisory Client purchases or sells the same security;

               b) Research Analysts who make investment recommendations for a Security are restricted from purchasing or selling that Security (or related Security) for a period of seven calendar days before and after the Advisory Client purchases or sells the same security;

               c) All other Covered Persons are restricted from purchasing or selling a Security (or related Security) for a period of one calendar day before and after the Advisory Client purchases or sells the same security.

          In certain circumstances, with prior approval from the Compliance Officer, exceptions may be granted to the blackout period.

          A security shall not be deemed to be under active consideration merely by virtue of being included on an "approved list."

     (B)  EXEMPTIONS TO BLACKOUT PERIOD

          Participation in transactions such as "cash advises" where there is a "vertical slice" of the portfolio initiated by the administration of the portfolio and not a decision from the Portfolio Manager are not subject to the Blackout Period.

     ALTHOUGH THE TRADE MAY BE EXEMPT FROM THE BLACKOUT PERIOD, THE TRANSACTIONS ARE SUBJECT TO THE PRE-CLEARANCE POLICIES OUTLINED IN THE CODE.

     (C)  30 DAY HOLDING PERIOD

          1. Investments must be held for a minimum period of 30 calendar days after the purchase (from trade date) subject to the following exceptions:

               a) Derivatives related to indicies (i.e. not related to specific stock).

               b) Under pressing and unforeseen circumstances, requests may be made to the Compliance Officer to waive the minimum holding period for a particular transaction. Such waivers shall be granted infrequently.

     (D)  EXEMPTIONS TO BLACKOUT PERIOD AND 30 DAY HOLDING PERIOD

          Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no employee had any direct or indirect influence or control and involuntary transactions (such as mergers, inheritances, gifts, etc.) are exempt from the restrictions set forth in Blackout Period above and 30 day holding period above.

     (E)  INITIAL PUBLIC OFFERINGS

          No Security or related Security may be acquired in an initial public offering for any Investment Personnel.

     (F)  PRIVATE PLACEMENTS

          Purchases or sales of Securities that are not publicly traded are prohibited by Access Person, unless they provide full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Advisory Client) and the Compliance Officer (or his designee) concludes, after consultation with one or more of the relevant Portfolio Managers, that Advisory Clients would have no foreseeable interest in investing in such Security. Written approval must be documented prior to the purchase or sale of any private placement by such Access Persons and the Compliance Officer.

IV.  PERMITTED EXCEPTIONS
     --------------------

     Purchases and sales of the following Securities are exempt from the restrictions set forth in Section III (A) Blackout Period above if such purchases and sales comply with the 30 day holding period requirements of
     Section III(C) above and the preclearance requirements of Section V below (provided that purchases and sales of Municipal Securities need not comply with the preclearance requirements of Section V below):

     (A)  Non-convertible fixed income Securities rated at least "A";

     (B) Equity Securities of a class having a market capitalization in excess of $5 billion;

     (C) Equity Securities of a class having a market capitalization in excess of $1 billion if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold for the Covered Person Account in question during the preceding 60 days does not exceed the greater of $10,000 or 100 shares; and

     (D)  Municipal Securities.

          In addition, the exercise of rights that were received pro rata with other securityholders is exempt if the preclearance procedures are satisfied.

     (E) Dealings in open-ended mutual funds/unit trusts, certificate of deposits and fixed life insurance policies. (Closed-ended vehicles are not exempt).

     (F) Transactions in Securities which are direct obligations of the United States.

     (G) Securities transactions effected for federal, state or local tax purposes that are identified to the Compliance Officer at the time as being effected for such purposes.

     (H) The exercise of rights that were received pro rata with other security holders is exempt if the pre-clearance procedures are satisfied.

V.   PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
     -------------------------------------------------

     No Security may be bought or sold for an Covered Person Account unless (i) the Covered Person obtains prior approval from the Trading Desk; (ii) the Covered Person obtains prior approval from his or her Department Head (or in absence of Department Head the Compliance Officer/Chief Operation Officer or in the absence of the Compliance Officer Officer/Chief Operation Officer, from another member of the Local Management Committee); (iii) the approved transaction is completed on the same day approval is received; and (iv) the Compliance Department does not rescind such approval prior to execution of the transaction.

     (A)  Pre-Clearance Process

          1. No Securities may be purchased or sold for any Covered Person Account unless the particular transaction has been approved in writing pursuant to the Code. The Compliance Department shall review, not less frequently than biweekly (once every two weeks), reports from the trading desk and broker statements/ confirmations to assure that all transactions effected for Covered Persons are effected in compliance with this Code.

          2. A Trading Approval Form, attached as Exhibit D, must be completed and signed by the Trading Desk and Department Head and submitted to the Compliance Officer prior to entry of an order.

          3. After reviewing the proposed trade and the level of potential investment interest on behalf of Advisory Clients in the Security in question, the Trading Desk shall approve (or disapprove) a trading order on behalf of an Covered Person as expeditiously as possible.

          4. Once an Covered Person's Trading Approval Form is approved by the trading desk, the form must be forwarded to the employees Department Head for approval, (or in absence of Department Head the Compliance Officer/Chief Operation Officer or in the absence of the Compliance Officer Officer/Chief Operation Officer, from another member of the Local Management Committee).

          5. If the Covered Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

          6. Any Authorised Signatory (including the Compliance Officer) may, despite the procedure for permissions outlined above, refuse to authorize any transaction or require that the number of transactions being undertaken by you be reduced if, in his/her opinion, such transactions are affecting your contribution to the work of your Department or placing undue burden on dealing staff or for any other reason.

          7. In the event that the employee is not in the office on the day a trade is to be undertaken, he/she must telephone the Compliance Officer (or in his/her absence his Department Head line manger) for permission to be arranged and documented. The Compliance Officer (or in his/her absence his Department Head) must complete the Pre-Clearance form while the staff member is giving the details over the phone.

          8. The Compliance Department shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of Advisory Clients with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

     The provisions of this Section V shall not apply to any Covered Person who is either a "disinterested" director or an officer of the Fund who is not employed by the investment adviser, or an affiliate thereof, other than those where they knew or should have known in the course of their duties as a director or officer that any Fund of which he is a director or officer has made or makes a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such director or officer.

VI   RESTRICTIONS ON TRADING IN HSBC GROUP SECURITIES
     ------------------------------------------------

     (A) If the restrictions set out below apply to you, you should encourage your spouse and any other Covered Person to abide by the spirit of these restrictions. The restrictions apply to any dealings by you on behalf of a child under the age of 18.

     (B) The disposal of shares acquired under HSBC Group option schemes is subject to these procedures. Staff should not deal in any HSBC Group Securities on considerations of a short term nature.

     (C) During the Close Period, Staff Dealing in HSBC Group Securities is prohibited, except that, provided they are not in possession of Inside
          Information:

          1. Staff other than Restricted Staff may SELL up to 1000 HSBC Holdings plc shares; and

          2. in exceptional circumstances (e.g. a pressing and unforeseen financial commitment) Restricted Staff and other staff may seek permission to sell HSBC Group Securities from the HSBC Group Company Secretary BG02. Form A (Exhibit E) should be used for this purpose and requires endorsement by your Functional Head. If permission is granted, the sale should be executed immediately and Form B (Exhibit F) should be submitted to the HSBC Group Company Secretary in confirmation.

     (D) Outside the Close Period, provided you are not in possession of Inside Information, you are free to deal in HSBC Group Securities except that Restricted Staff must first apply to the HSBC Group Company Secretary in accordance with the procedures set out in Section VI (C) above, provided that other rules set out in this Code are complied with.

     (E) Where a Restricted Staff member is a sole trustee, these procedures will apply as if he were dealing on his own account. Where a Restricted Staff member is a co-trustee, he must advise his co-trustees that he is subject to restrictions on dealings in HSBC Group Securities as a group employee. Where the other trustees are acting independently of the Restricted Staff, transactions undertaken by that trust will not be regarded as a transaction undertaken by the Restricted Staff member. For the purposes of these procedures where the decision to deal is taken by the other trustees acting independently of the Restricted Staff member or by the investment managers on behalf of the trustees, the other trustees will be assumed to have acted independently of the Restricted Staff member for this purpose where they:

          1. have taken the decision to deal by a majority decision without consulting with, or other involvement of, the Restricted Staff member concerned; or

          2. if they have delegated the decision making to a committee which does not include the Restricted Staff member.

     (F) Restricted Staff who have their funds managed by an investment manager (whether or not on a discretionary basis) must instruct the investment manager that no dealings in HSBC Group Securities are to take place without prior reference to the staff member. Any such transaction can then be carried out only to the extent that the requirements of these procedures, particularly Sections VI. (C) and (D) are met.

     (G) Where the final date for the exercise of an option or right under an employees' share scheme, or the conversion of a convertible Investment, falls during a Close Period, then staff requiring permission in accordance with Section VI (C) above may be granted permission to exercise such options, right or conversion of such Securities where they could not reasonably have been expected to exercise it at an earlier time when they were free to deal. Where an exercise is permitted on these grounds, a sale of Securities acquired pursuant to such exercise will nevertheless be subject to the provisions of Sections VI (C) and (D) above.

     (H) In accordance with the provisions of the UK Companies Act 1985, directors of any HSBC Group company (including dormant and nominee companies) must give details of their transactions (including receipt of scrip dividends) in any HSBC Group Securities to their Company Secretary, within 5 days of the transaction.


VII. OTHER INVESTMENT-RELATED RESTRICTIONS
     -------------------------------------

     (A)  Gifts

          1. No Covered Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Advisory Client.

          2. All gifts over $100 in value must be logged by the individual who received the gift in the "Gift and Entertainment Log" which is maintained in the Compliance Department.

     (B)  Service As a Director

          No Portfolio Manager shall commence service on the Board of Directors of a publicly traded company or any company in which any Advisory Client has an interest without prior authorization from the Human Resources Department and the Compliance Department based upon a determination that the Board service would not be inconsistent with the interests of Advisory Clients.

VIII. GENERAL PROHIBITIONS AND RESTRICTIONS
      -------------------------------------

      (A) Prohibited Investments

          1. Short selling (selling Securities which you do not own), including writing an uncovered option on a Security, are prohibited (unless the permission of the Compliance Officer, or in his/her absence, the CEO is obtained for the specific trades). Permission will usually be denied unless there are extenuating circumstances to justify the second trade.

          2. Before seeking permission to trade, you must ensure that you have the required funds, and in the case of a sale of a Security, the stock is available for immediate delivery. Therefore, this means that permission will not be given to sell a Security which is not already registered in the name (or, in the case of bearer stocks, held by) of the employee.

          3. Trades must be settled within the applicable settlement period. A purchase of a Security must be settled before any sale of the same Security is due for settlement.

      (B) UNREASONABLE TRADING

          1.   You must not undertake any transaction(s) which:

               a) commit you to a financial liability which you are not able to meet from readily available funds or otherwise which are not commensurate with, or over-extend, your financial resources;

               b) may affect your good standing and reputation or that of the Company or the HSBC Group; or

               c) reduce your contribution to the work of your department and/or affects your duties to the Company or its Advisory Clients.

          2. The Compliance Officer reserves the right, in any event, to require an employee to close out or reverse a transaction.

      (C) RECEIVING CREDIT OR SPECIAL FACILITIES

          You must not request or accept from a broker, any credit or special trading facilities in connection with a transaction.

      (D) TRANSACTIONS LIKELY TO CAUSE CONFLICT OF INTEREST WITH DUTIES TO
          CLIENTS

          You must not trade in a Security at a time or in a manner which you know, or should know, is likely to have an adverse effect on the particular interests of any Advisory Client of the Company.

      (E) PROCURING OTHER PERSONS TO TRADE

          If you are precluded from trading under the procedures set out in the Code, you must not (except in the proper course of your employment) procure any other person to enter into such a transaction or communicate any information or opinion to another person if you know or have reason to believe that the other person will, as a result, enter into such a transaction or counsel or procure someone else to do so.

      (F) TRANSACTIONS WITH CLIENTS

          Subject to the other provisions of the Compliance Manual and to the extent permitted under the law, you may not trade in Securities directly with any client of the Company or of the HSBC Group unless the client is a broker.

      (G) TRANSACTIONS FOR EMPLOYEES OF OTHER INVESTMENT FIRMS

          Other than transactions in Securities issued by or on behalf of the U.S. Government, mutual funds/unit trusts, certificate of deposits and fixed insurance policies you must not undertake any transaction for an employee or officer of another external firm carrying on investment business unless written confirmation has been received from that firm acknowledging its consent. The written consent must be forwarded to the Compliance Department for retention.

      (H) TRANSACTIONS IN SECURITIES HAVING AN HSBC GROUP INVOLVEMENT

          There may be periods during which you will not be permitted to trade in certain Securities as a result of the involvement of an affiliated HSBC company in a particular transaction, for example as an adviser and/or sponsoring broker to new issues and public company take-overs or other involvement which cannot be disclosed. Accordingly, the right is reserved on behalf of the HSBC Group to prohibit certain Staff Trading in order to prevent possible conflicts of interests. The Trading Desk or Compliance Officer has the authority to refuse any transaction without explanation. You may not disclose to anyone that such refusal has occurred.

IX.  REPORT AND ADDITIONAL COMPLIANCE PROCEDURES
     -------------------------------------------

     (A) Every Access Person must submit to the Compliance Department reports (forms of which are attached as Exhibits G and J) with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit K) in the Security.

          1.   Initial Holdings Reports. No later than 10 calendar days after
               ------------------------
               the person becomes an Access Person, the Initial Holding Report (Exhibit G) must be completed and submitted to the Compliance Department.

          2.   Annual Holdings Reports. This report (Exhibit J) must be
               -----------------------
               completed on an annual basis and submitted to the Compliance Department.

     (B) Every Covered Person (this includes all employees of AMUS and all Access Persons) must submit to the Compliance Department reports (forms of which are attached as Exhibits H and I) with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit K) in the Security.

          1. New Employee Personal Securities Form. No later than 10 calendar days after the employee starts working form AMUS, the New Employee Personal Securities Form (Exhibit H) must be completed and submitted to the Compliance Department.

          2. Quarterly Transaction Reports. No later than 10 calendar days after the end of a calendar quarter the Quarterly Transaction Report (Exhibit I) must be completed and submitted to the Compliance Department.

X.   ADMINISTRATION OF CODE OF ETHICS
     --------------------------------

     (A) No less frequently than annually, the Compliance Department must furnish to the Fund's board of directors, and the board of directors must consider, a written report that

          1. Describes any issues arising under the Code or procedures since the last report to the board of trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

          2. Certifies that AMUS has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

XI.  SANCTIONS
     ---------

     Staff dealing transactions that are found to be in violation of the Code must be sold or reversed from the relevant account immediately. Any profits generated from any selling of the Security must be given up to a charity of the employee's choice. A copy of the check or receipt must be given to the Compliance Officer as evidence of the discouragement of profits. All violations will be reviewed closely and in certain instances further violations may be imposed by the CEO of AMUS. Exceptions to this policy may also be granted after review with the CEO.

XII.  OTHER LAWS, RULES AND STATEMENTS OF POLICY
      ------------------------------------------

      Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Funds or Affiliates of the Funds or AMUS.

XIII. FURTHER INFORMATION
      -------------------

      If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.

                                                                       EXHIBIT A
                                                                       ---------

HSBC [LOGO]

HSBC Asset Management (Americas) Inc

To:         AMUS Staff                            Date: [INSERT]
From:       AMUS Compliance Department
Subject:    Covered Person Account/Spouse         Enclosures: [_] Yes  [X] No

--------------------------------------------------------------------------------

Staff Dealing rules for HSBC Group Employees are drafted such that the definition of employee for these purposes covers an employee of HSBC, his/her spouse and infant children. The rules are drafted in this way because of a presumption that the employee has control or influences the dealings of the Covered Person Account (see definition below). This presumption is, of course, rebuttable in a domestic arrangement where a Covered Person Account does not disclose information on his/her Securities to the employee.

Based on above, I undertake to exert no influence over my spouse's investment dealings, and request that investment transactions entered into by my spouse be exempt from the terms of the Staff Dealing Rules.

I confirm that I will immediately inform the AMUS Compliance Department should I become aware of my having influenced my spouse's investment dealings, or if I intend to do so.

__________________________________________________________________
Signed                                Dated

================================================================================

On the basis of the undertaking set out above, I confirm that you are not subject to the Staff Dealing Rules in relation to your spouse's investment dealings. These arrangements may be terminated by the Company/Compliance Officer by giving notice to you at any time. The Company/Compliance Officer will not be obliged to provide a reason.

__________________________________________________________________
Local Compliance Officer              Dated


Covered Person Account. Includes all advisory, brokerage, trust or other
----------------------
accounts or forms of direct beneficial ownership (as defined in Exhibit L) in which one or more Covered Person and/or one or more members of a Covered Person's immediate family have an economic interest. Immediate family includes a Covered Person's spouse and minor children living with the Covered Person. As an exception, accounts in which one or more Covered Persons and/or their immediate family have an interest which are maintained with persons who have no affiliation with AMUS or Affiliates of AMUS, or the Funds or Affiliates of the Funds, and with respect to which no Covered Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Covered Person Accounts

                                                                       EXHIBIT B
                                                                       ---------

                       ISSUERS OF HSBC GROUP SECURITIES


The following is a list of HSBC Group companies, or sub-groups, which may issue HSBC Group Securities:

Billingsgate City Securities plc
British Bank of the Middle East
Carroll McEntee & McGinley Inc
Concord
Equator
Forward Trust
Gibbs Hartley Cooper
Guyerzeller
Hang Seng Bank
Hongkong Bank of Australia Limited
Hongkong Bank of Canada
HSBC Bank USA
HSBC Bank Malta plc.
HSBC Holdings plc
HSBC Investment Bank Asia Limited
HSBC Investment Bank plc
HSBC Securities Asia Ltd
Kay Hian James Capel Holdings, Singapore
Lynx Limited, Ireland
Midland American Capital Corporation, USA
Midland Bank plc
Midland Bank SA, France
Midland International Financial Services BV
MM Mooring
Samuel Montagu
Samuel Montagu Participations (Holdings) Limited
The Hongkong and Shanghai Banking Corporation Limited
Trinkaus & Burkhardt
Wayfoong


     * Plus any other companies with "HSBC" in their title.

                                                                       EXHIBIT C
                                                                       ---------

[INSERT DATE]

[INSERT BROKER'S NAME AND MAILING ADDRESS]

RE:  [INSERT EMPLOYEE"S NAME (including spouse)]
     [Insert Employees Home Address]
     Acct. [Insert account number]

Dear Sir or Madam:

I acknowledge that [INSERT EMPLOYEE"S NAME (including spouse)], residing at the above address is an employee of HSBC Asset Management (Americas) Inc. I further acknowledge that Mr. [INSERT EMPLOYEE"S NAME (including spouse)] may maintain brokerage account(s) with your firm and also instruct you until further notice to send copies of all confirmations and advice notes for trades executed by you on the account mentioned above and statements for all accounts to my attention.

I also wish to advise you that:

1. No account should be given credit or special dealing facilities or deal on the behalf of the employee in options over HSBC Group Securities at any time.

2. You may not deal on the behalf of the employee in HSBC Group Securities during the following period from 31 December up to and including the date of the announcement of the financial results; and from 30 June up to and including the date of the announcement of the half year financial results.

3. HSBC Group Securities means shares, bonds, debentures, floating notes, etc., issued by any member of the HSBC Group (not just HSBC Holdings plc), together with ADRs, warrants, options and other derivatives thereon.

Please acknowledge receipt of this letter and your acceptance of the instructions contained herein.

This notice replaces all previous instructions in this regard which have been sent to you.

Yours faithfully,



Jason Rein
Compliance Manager

JR/am

                                                                       EXHIBIT D
                                                                       ---------

                     HSBC ASSET MANAGEMENT (AMERICAS) INC.
                       PRE-CLEARANCE TRADE APPROVAL FORM
                       ---------------------------------

I, ____________________________ (name), am an Employee and seek pre-clearance to engage in the transaction described below:

BUY or SELL (circle one)

Name on Account:___________________________________________

Broker and Account Number:_________________________________

Date of Request:___________________________________________

Security:__________________________________________________

Amount or # of Shares:_____________________________________

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by HSBC Asset Management (Americas) Inc.'s Code of Ethics/Staff Dealing Policy and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: _______________________________________

Print Name: ______________________________________

Head of Department Approval (if not available, the Compliance Officer/COO, or in
--------------------------------------------------------------------------------
the absence of the Compliance Officer, COO, then another member of the Local
----------------------------------------------------------------------------
Management Committee).
----------------------

Signature: _______________________________________

Print Name: ______________________________________

Trading Desk Approval
---------------------

Date of Approval: ________________________________


Authorized Signature: ____________________________

If approval is granted, please forward this form to the Compliance Officer for immediate execution. It is the responsible of the employee to notify the Compliance Officer of any changes to the order or any cancellation of the order.

                                                                       EXHIBIT E
                                                                       ---------

[Date]
FORM A

APPLICATION TO GROUP COMPANY SECRETARY
FOR PERMISSION TO BUY OR SELL

Full names of the applicant, job title, and the group company (with contact office address) where the applicant works:

Name:

Job Title:

Group Company:

Branch/Department:

Name of Group Security:

Number of Units:

Type of transaction
(purchase/sale:)

Registered Name

(if different
from above):

Nature of
Exceptional
Circumstances:

Date of Application:

Declaration:             I am not in possession of unpublished price sensitive
                         information in relation to any part of the HSBC Group

Signature:

Approval of Functional Head:

Signed:                                 Date:

Permission granted/refused by
Group Company Secretary:

Signed:                                 Date:

Notes: This form must be submitted to Group Secretary, BG 02 in duplicate. A copy of this form will be returned to you endorsed indicating whether or not permission has been granted.

                                                                       EXHIBIT F
                                                                       ---------

[Date]

FORM B

NOTIFICATION TO GROUP COMPANY SECRETARY

Full names of the applicant, job title, and the group company (with contact office address) where the applicant works:

Name:

Job Title:

Group Company:

Branch/Department:

Name of Group Security:

Number of Units

Type of transaction (sale):

Price Per Unit:

Registered Name
(if different
from above:

Date of Dealing:

Date of Notification:

Signature:

Date of Receipt (for office
use only):

Note:

This form must be submitted to the Group Company Secretary, BG 02 no later than the day following the dealing.

                                                                       EXHIBIT G
                                                                       ---------

                     HSBC ASSET MANAGEMENT (AMERICAS) INC.
                            INITIAL HOLDING REPORT


Report Submitted by: _____________________________________________
                       (Print Your Name)

The following table supplies the information required by the Code of Ethics for Access Persons. This form must be filled out and submitted to the Compliance Department within 10 days of Access Person's first date of employment or within 10 days of employee becoming an Access Person.

List all holdings for which you are a beneficial owner as defined in the Code of Ethics.


---------------------------------------------------------------------------------------------------------------
Security Name                  Quantity               Price                 Name of Broker,
-------------                  --------               -----                 ---------------
  and Symbol                    Owned                  Per                  Dealer or Bank
  ----------                    -----                  ---                  ---------------
                                                      Share                where the account
                                                      -----                -----------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


If you disclaim beneficial ownership of any security listed above, please explain:

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF TODAY'S DATE.

Signature  _________________________          Date _______________________

Title/Position  ____________________

                                                                       EXHIBIT H
                                                                       ---------


HSBC [LOGO]

HSBC Asset Management (Americas) Inc




To: Employees                               Date: CHANGE AS NEEDED
From: Jason Rein                            File Ref:
CC:
Subject: PERSONAL SECURITIES FORM - NEW     Enclosures:   Yes [_]  No [X]
         EMPLOYEE

_______________________________________________________________________________

  As a covered person under the Code of Ethics of HSBC Asset Management (Americas) Inc., I understand that the Code of Ethics covers all security transactions for (i) my personal account; (ii) any account in which I have a beneficial interest; (iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. I hereby confirm that other than accounts listed below, I have no other securities accounts and all confirmations and statements will be furnished to you as of my start date. All securities are covered except U.S. Treasury securities, money market instruments and non-HSBC mutual funds./1/ I also understand non-completion or inaccurate completion of this form may result in disciplinary sanctions.

____________
   /1/ "Security" means any note, stock, treasury stock, closed-end mutual fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

Report Submitted by:  _______________________________________________________
                                    Please Print Your Name


Reporting Period:  NEW EMPLOYEE


NOTE:   THIS REPORT MUST BE COMPLETED, DATED, SIGNED AND RETURNED TO THE LOCAL
====
      COMPLIANCE OFFICER.

A.  ACCOUNTS
    --------


Please list all accounts that fall under the description above.

  I have no Accounts.

===============================================================================
Name of Account            Account        Relationship          Name of
                           Number             with              Broker/
                                           individual           Dealer
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


B.  PERSONAL INFORMATION
    --------------------

    Please complete the following questions.

1. List any corporation, public or private, for profit or not for profit, of which you are an officer or director or of which you or a member of your immediate family hold 5% or more of its outstanding stock and briefly describe its business activities.

    --------------------------------------------------------------------------

2. List any partnership of which you are either general or limited partner and briefly describe for each its business activities and your status as a general or limited partner.


    --------------------------------------------------------------------------

3. List any joint ventures or any other businesses in which you participate other than your employment with the investment advisory firm.

    ---------------------------------------------------------------------------

4. List any trustee or executor relationships you have other than those pertaining to your immediate family.

    ---------------------------------------------------------------------------

5. List the names of any broker-dealer firms in which you or a member of your immediate family have an equity interest or are a subordinated debt holder of.

    ---------------------------------------------------------------------------

6. List the names of any of your relatives who are employed or affiliated with a broker-dealer firm and describe the position they hold and the related firm name.

    ----------------------------------------------------------------------------

7. List the names of issuers of privately placed securities or limited partnership interests which you have purchased or sold in the last two years.


    ----------------------------------------------------------------------------

8. If applicable, describe below the dates and circumstances of any appearances you have made as a witness, plaintiff, or defendant:

    a. In any securities, financial, or investment related deposition, arbitration or litigation.

    ----------------------------------------------------------------------------

     b. Before the SEC or any other regulatory or self-regulatory organizations.

    ----------------------------------------------------------------------------


C.  SECURITIES RELATED MATTERS
    --------------------------

     1) In the past ten years have you been convicted of or pleaded guilty or nolo contendre ("no contest") to a felony or misdemeanour?

         [_] NO     [_] YES

     2) Has any court in the past ten years, enjoined you in connection with any investment-related activity?

         [_] NO     [_] YES

     3) Has any court ever found that you were involved in a violation of investment-related statutes?

         [_] NO     [_] YES

     4) Has the U.S Securities and Exchange Commission or the Commodity Futures Trading Commission ever found you to have made a false statement or commission, in violation of regulations or statutes? Explain

         [_] NO     [_] YES

     5) Has any other regulatory agency or any state regulatory agency ever found you to have made a false statement or omission or been dishonest, unfair or unethical and/or to have been involved in a violation of investment regulations or statutes?

         [_] NO     [_] YES

     6) Has any self-regulatory organization or commodities exchange ever found you to have made a false statement or omission and/or to have been involved in a violation of its rules?

         [_] NO     [_] YES


     7) Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to Securities or fraud?

         [_] NO     [_] YES

     8) Have you ever been a securities firm or an employee of a securities firm with similar responsibilities that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act or had a direct payment procedure begun?

         [_] NO     [_] YES

     9)  Current residence: _____________________________________________


     10) Education: List schools currently attending or recently graduated (if changed):

         _______________________________________________________________________

     11) List all examinations/professional designations (if changed):

         _______________________________________________________________________

Please sign below:


_____________________                             ______________________________
Signature                                         Date

                                                                       EXHIBIT I
                                                                       ---------

HSBC [LOGO]


HSBC Asset Management (Americas) Inc


To:      ALL EMPLOYEES/DIRECTORS             Date: Change Date

From:    Jason Rein                          File Ref:
CC:
Subject: QUARTERLY PERSONAL SECURITIES       Enclosures: [_] Yes [X] No
         TRANSACTIONS ATTESTATION


     As a covered person under the Code of Ethics of HSBC Asset Management (Americas) Inc. ("HSMU"), I hereby confirm that all my securities accounts as described below, any purchases or sales of securities covered by the Code during the quarter ended (Insert Date] and copies of all confirmations and statements have been furnished to you. The reporting or recording of any such transaction shall not be construed as an admission that the investment adviser or advisory representative has any direct or indirect beneficial ownership in the security.

     I certify that I have read the Code of Ethics and recognize that it covers all security transactions for (i) my personal account; (ii) any account in which I have a beneficial interest; (iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. All securities are covered except U.S. Treasury securities, money market instruments and non-HSBC mutual funds (open-ended only)./2/ I also understand non-

________________________
     "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

completion or inaccurate completion of this form may result in disciplinary sanctions.


Report                                                                Submitted
by:___________________________________________________________________
                            Please Print Your Name

Reporting Period:      [INSERT QUARTER]

NOTE:     THIS REPORT MUST BE COMPLETED, DATED, SIGNED AND RETURNED TO THE
====
          COMPLIANCE DEPARTMENT ON OR BEFORE [INSERT DATE - W/IN 10 CALENDAR DAYS OF QUARTER END].

A.   NO SECURITIES TRANSACTION
     -------------------------

     I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD [INSERT] THROUGH [INSERT]. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Signature   ____________________________________       Date _________________


Print Name     _________________________________


PROCEED TO SECTION C IF YOU HAVE NO TRANSACTIONS
------------------------------------------------


B.   SECURITIES TRANSACTIONS
     -----------------------

     I CERTIFY THAT I HAVE REPORTED ALL SECURITIES ACCOUNTS AND TRANSACTIONS AS STATED IN THE STAFF DEALING POLICIES AND PROCEDURES. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE STAFF DEALING POLICIES AND CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED DURING THE QUARTER IS TRUE AND CORRECT FOR THE PERIOD [INSERT] THROUGH [INSERT].

Signature    __________________________________       Date ____________


Print Name   __________________________________

C.   NEW ACCOUNTS
     ------------

     Please list any changes to information previously submitted. Changes would include addition of new accounts, termination of accounts and/or changes to status of account.

====================================================================
Name of         Account         Relationship         Name of
Account         Number              with             Broker/
                                 individual           Dealer
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

====================================================================

NOTE: ALL CHANGES TO ACCOUNT INFORMATION MUST IMMEDIATELY BE REPORTED TO THE
----
COMPLIANCE OFFICER.

D.   PERSONAL INFORMATION
     --------------------

     NO CHANGES SINCE INITIALLY COMPLETED    [_]

     OR

     Please complete the following questions.

1. List any corporation, public or private, for profit or not for profit, of which you are an officer or director or of which you or a member of your immediate family hold 5 % or more of its outstanding stock and briefly describe its business activities.



2. List any partnership of which you are either general or limited partner and briefly describe for each its business activities and your status as a general or limited partner.

3. List any joint ventures or any other businesses in which you participate other than your employment with the investment advisory firm.


4. List any trustee or executor relationships you have other than those pertaining to your immediate family.


5. List the names of any broker-dealer firms in which you or a member of your immediate family have an equity interest or are a subordinated debt holder of.


6. List the names of any of your relatives who are employed or affiliated with a broker-dealer firm and describe the position they hold and the related firm name.


7. If applicable, describe below the dates and circumstances of any appearances you have made as a witness, plaintiff, or defendant:

     a. In any securities, financial, or investment related deposition, arbitration, or litigation; or

     b. Before the SEC or any other regulatory or self-regulatory organizations.


E.   SECURITIES RELATED MATTERS
     --------------------------


     NO CHANGES SINCE INITIALLY COMPLETED    [_]

     OR

     Please complete the following:

     1) Within the last ten years have any complaints or disciplinary actions been filled against you by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the

          United States, in any state of the United States, or in any other country?
          [_] NO    [_] YES


     2) In the past ten years have you been convicted of or pleaded guilty or nolo contendere ("no contest") to a felony or misdemeanour?
          [_] NO    [_] YES

     3) Has any court in the past ten years, enjoined you in connection with any investment-related activity?
          [_] NO    [_] YES

     4) Has any court ever found that you were involved in a violation of investment-related statutes?
          [_] NO    [_] YES

     5) Has the U.S Securities and Exchange Commission or the Commodity Futures Trading Commission ever found you to have made a false statement or commission, in violation of regulations or statutes? Explain
          [_] NO    [_] YES

     6) Has any other regulatory agency or any state regulatory agency ever found you to have made a false statement or omission or been dishonest, unfair or unethical and/or to have been involved in a violation of investment regulations or statutes?
          [_] NO    [_] YES

     7) Has any self-regulatory organization or commodities exchange ever found you to have made a false statement or omission and/or to have been involved in a violation of its rules?
          [_] NO    [_] YES

     8) Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to Securities or fraud?
          [_] NO    [_] YES

     9) Have you ever been a securities firm or an employee of a securities firm with similar responsibilities that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act or had a direct payment procedure begun?

          [_] NO    [_] YES

     10) Have you ever been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security?
          [_] NO    [_] YES

     11)  Current residence (if changed)

     12)  Current last name (if changed)

     13) Education: List schools currently attending or recently graduated (if changed)

     14)  List all examinations/professional designations (if changed)

F. I CERTIFY THAT TO THE BEST OF MY KNOWLEDGE I HAVE COMPLIED WITH AMUS'S COMPLIANCE MANUAL (INCLUDING POLICIES AND PROCEDURES REGARDING MATERIAL NON-PUBLIC INFORMATION AND CHINESE WALLS) FOR THE PERIOD OF [INSERT] THROUGH [INSERT].

Signature    __________________________________       Date ____________


Print Name __________________________________

                                                                       EXHIBIT J
                                                                       ---------


                     HSBC ASSET MANAGEMENT (AMERICAS) INC.
                             ANNUAL HOLDING REPORT


Report Submitted by: _____________________________________________
                       (Print Your Name)

The following table supplies the information required by the Code of Ethics for Access Persons. This form must be filled out and submitted to the Compliance Department on an annual basis.

List all holdings for which you are a beneficial owner as defined in the Code of Ethics. The information supplied by the Access Person must be current as of a date no more than 30 calendar days before the report is submitted.


----------------------------------------------------------------------
 Security Name          Quantity        Price         Name of Broker,
 -------------          --------        -----         ---------------
  and Symbol              Owned          Per           Dealer or Bank
  ----------              -----          ---           --------------
                                        Share        where the account
                                        -----        -----------------
                                                       is maintained
                                                       -------------
----------------------------------------------------------------------
                                                          --------
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------


If you disclaim beneficial ownership of any security listed above, please explain:


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF TODAY'S DATE.

Signature  _________________________          Date _______________________

Title/Position  _________________________

                                                                       EXHIBIT K
                                                                       ---------

                             BENEFICIAL OWNERSHIP
                             --------------------

     For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

     Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

     Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

     A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

     A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of owner-ship, if he can vest or revest title in himself at once or at some future time.